EXHIBIT 10.19

                 AMENDMENT TO SECOND CERTIFICATE OF DESIGNATION
                        OF RIGHTS AND PREFERENCES OF THE
                     SERIES A CONVERTIBLE PREFERRED STOCK OF
                         TOP SOURCE TECHNOLOGIES , INC.



     I, William C. Willis, Jr., President, of Top Source Technologies, Inc. a corporation organized and existing under the laws of the state of Delaware (hereinafter the "Corporation"), DO HEREBY CERTIFY:

FIRST:

That pursuant to authority expressly granted and vested in the Board of Directors of said Corporation under Section 242 of the Delaware General Corporation Law and the provisions of the Corporation's Certificate of Incorporation, said Board of Directors, on November 5, 1998, adopted the following resolution setting forth the designations, powers, preferences and rights of its Convertible Preferred Stock as set out in this Amendment to Second Certificate of Designation.

RESOLVED: That the designations,  powers, preferences and rights of the Series A
     5% Convertible Preferred Stock be, and they hereby are, as set forth below:

1.       Number of Shares of Series A Convertible Preferred Stock.

The Corporation hereby authorizes the issuance of up to 2,500 (two thousand, five hundred) shares of Series A Convertible Preferred Stock par value $.10 per share (the "Preferred Stock"). Each share of Preferred Stock shall have a value equal to $1,000.00 (one thousand dollars) (the "Stated Value"). Commencing April 1, 1999, this Preferred Stock shall pay an annual dividend of 5%, payable quarterly on each subsequent June 30th, (pro-rated for the first payment based upon the number of days from issuance to June 30th) September 30th, December 31st and March 31st, and shall be payable in cash or shares of Common Stock at the Corporation's option, the Corporation shall pay the dividend within ten (10) business days of the quarterly dates. The Corporation may pay the dividend in shares upon conversion, and the number of shares paid shall be calculated pursuant to Section 5(a) of this Certificate of Designation.

Any outstanding Preferred Stock shall be converted automatically on the terms pursuant to Section 5(a) of this Certificate of Designation, two (2) years from the date of issue.

2.       Voting.

(a) Except as provided by law, by the provisions of Subparagraph 2(b) below, holders of Preferred Stock (the "Holders") shall not have the right to vote on any matter affecting the Corporation.

(b) The Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the Preferred Stock so as to affect adversely the Preferred Stock, without the written consent or affirmative vote of the Holders of at least a two thirds majority of the then outstanding shares of Preferred Stock to be affected by amendment, alteration or repeal, given in writing or by vote at a meeting, consenting or voting (as the case may be,) separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization or issuance of any series of preferred stock with preference or priority over or on a parity with the Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall not be deemed to affect adversely the designated class of Preferred Stock.

3.       Liquidation.

In the event of a voluntary or involuntary dissolution, liquidation, or winding up of the Corporation, the Holders of Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution to holders of its capital stock, before any payment or distribution shall be made to holders of Common Stock or any other class of stock ranking junior to the Preferred Stock, the Stated Value per share plus any accrued and unpaid dividends. If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the Holders of Preferred Stock shall be insufficient to permit payment to the Holders of Preferred Stock of the amount distributable as aforesaid, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the Holders of Preferred Stock. Upon any such liquidation, dissolution or winding up of the Corporation, after the Holders of Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the remaining net assets of the Corporation may be distributed to the Holders of stock ranking on liquidation junior to the Preferred Stock. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the liquidation payments and the place where said liquidation payments shall be payable, shall be given by mail, postage prepaid or by telex or facsimile to non-U.S. residents, not less than 10 days prior to the payment date stated therein, to the Holders of record of Preferred Stock, such notice to be addressed to each such Holder at its address as shown by the records of the Corporation. For purposes hereof the Common Stock, shall rank on liquidation junior to the Preferred Stock.

4.       Restrictions.

The Corporation will not modify the terms of the Preferred Stock at any time when shares of Preferred Stock are outstanding, without the approval of the Holders of at least a two thirds majority of the then outstanding shares of Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, except where the vote or written consent of the Holders of a greater number of shares of the Corporation is required by law or by the Corporation's Certificate of Incorporation, as amended, provided, however, that pursuant to the power granted to them in the Corporation's Certificate of Incorporation, the Corporation's Board of Directors may, without approval of any of the Holders of the Preferred Stock, resolve to:
(i) increase the number of shares of the Preferred Stock issuable under this Certificate of Designation, or (ii) decrease the number of shares of Preferred Stock issuable under this Certificate of Designation to the number of shares of Preferred Stock then outstanding.

5.       Optional Conversion.

The Holders of shares of Preferred Stock shall have the following conversion rights:

(a) Right to Convert: Conversion Price, Subject to the terms, conditions, and restrictions of this Section 5, the Holder of any share or shares of Preferred Stock shall have the right to convert each such share of Preferred Stock into a number of shares of Common Stock equal to the Stated Value of the Preferred Stock plus all accrued but unpaid dividends of such share or shares of Preferred Stock divided by the "Conversion Price" which shall be equal to the lesser of
(a) 80% of the average closing bid price of the Common Stock (the "Average Closing Price") during the period of five (5) trading days immediately preceding the Conversion Date or (b) $ 1.10 per share of Common Stock.

(b) Conversion Date, The Holder of any share or shares of Preferred Stock may convert such shares after March 31, 1999.

(c) Conversion Notice. The right of conversion shall be exercised by the Holder thereof by telecopying or faxing an executed and completed written notice (the "Conversion Notice") attached as Exhibit 1 to this Certificate of Designation, to the Corporation that the Holder elects to convert a specified number of shares of Preferred Stock representing a specified Stated Value thereof into Common Stock and by delivering the original Conversion Notice and a certificate or certificates of Preferred Stock being converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the Holders of the Preferred Stock), together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued. The business date indicated on a Conversion Notice which is telecopied to and received by the Corporation in accordance with the provisions hereof shall be deemed a Conversion Date. The Conversion Notice shall include therein the Stated Value of shares of Preferred Stock to be converted, and a calculation (a) of the Average Closing Bid Price, (b) the Conversion Price, and (c) the number of shares of Common Stock to be issued in connection with such conversion. The Corporation shall have the right to review the calculations included in the Conversion Notice, and shall provide notice of any discrepancy or dispute therewith within one (1) business day of the receipt thereof. The Holder shall deliver to the Corporation an original Notice of Conversion and the original Preferred to be converted within three (3) business days from the date of the Notice of Conversion. Whenever this Certificate of Designation refers to the delivery of Preferred Stock or conversion of Preferred Stock or the redemption of Preferred Stock such delivery, conversion or redemption shall not be completed until the Holder delivers an executed stock power containing either a medallion or a broker guarantee. The failure to mention the stock power herein shall not create an implication to the contrary.

(d) Issuance of Certificates - Time Conversion Effected. Promptly, but in no event more than three (3) business days after the receipt of the Conversion Notice referred to in Subparagraph (5)(c) and surrender of the certificate or certificates for the share or shares of Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the Holder, unlegended and unrestricted shares of Common Stock, registered in such name or names as such Holder may direct, a certificate or certificates for the number of whole shares of Common Stock into which such shares of Preferred Stock are converted. Such conversion shall be deemed to have been effected as of the close of business on the date on which such Conversion Notice shall have been received by the Corporation, and the rights of the Holder of such share or shares of Preferred Stock shall cease, at such time, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the Holder or Holders of record of the shares represented thereby. Issuance of shares of Common Stock issuable upon conversion which are requested to be registered in a name other than that of the registered Holder shall be subject to compliance with all applicable federal and state securities laws.

(e) Penalty for Late Delivery. The Corporation shall pay to the Holders a Late Delivery Penalty, which is defined as liquidated damages of $10.00 per $1,000.00 Stated Value of Preferred Stock for every day subsequent to five (5) business days after (the later of ) (i) the receipt of an original Conversion Notice and
(ii) the receipt of the original certificate or certificates representing the share or shares of Preferred Stock, that the Corporation fails to deliver the Common Stock to the Holder. The Corporation shall not be liable for a Late Delivery Penalty if the original Conversion Notice is incomplete or inaccurately filled out or a strike, power failure, weather conditions, terrorist act, an act of war, or an act of God delays delivery, provided the Corporation has made good faith efforts to effect timely delivery. Further, in the event of a Late Delivery Penalty, the number of shares of Common Stock issued upon conversion pursuant to Section 5(a) shall be adjusted and calculated at an amended conversion price to reflect any five (5) trading day period as selected by the Holder commencing on the date that the Private Securities Subscription Agreement was duly executed by all parties and ending on the date of delivery of the shares of Common Stock to the Holder (Amended Conversion Price).

(f) Fractional Shares. No fractional shares shall be issued upon conversion of any Preferred Stock into Common Stock. All fractional shares shall be rounded down to the nearest whole share. In case the number of shares of Preferred Stock represented by the certificate or certificates surrendered pursuant to Subparagraph 5(a) exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the Holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Preferred Stock represented by the certificate or certificates surrendered which are not to be converted.

(g) Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that Holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each Holder of a share or shares of Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such Holder to the end that the provisions hereof (including without limitation provisions for adjustments of the conversion rights) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

(h) Adjustments for Splits, Combinations, etc., The Conversion Price and the number of shares of Common Stock into which the Preferred Stock shall be convertible shall be adjusted for stock splits, combinations, or other similar events. Additionally, an adjustment will be made in the case of an exchange of Common Stock, consolidation or merger of the Corporation with or into another corporation or sale of all or substantially all of the assets of the Corporation in order to enable the Holder of Preferred Stock to acquire the kind and the number of shares of stock or other securities or property receivable in such event by a Holder of the Preferred Stock of the number of shares that might otherwise have been issued upon the conversion of the Preferred Stock. No adjustment to the Conversion Price will be made for dividends (other than stock dividends), if any, paid on the Common Stock or for securities issued for fair value.

(i) Mandatory Conversion. All outstanding shares of Preferred Stock will automatically convert to Common Stock pursuant to the formula set forth in
Section 5 two (2) years from the date of issuance.

6.       Assignment.

Subject to all applicable restrictions on transfer, the rights and obligations of the Corporation and the Holder of the Preferred Stock shall be binding upon and benefit the successors, assigns, heirs, administrators, and transferees of the parties.

7. Shares to be Reserved.

The Corporation, upon the effective date of this Certificate of Designation, has a sufficient number of shares of Common Stock available to reserve for issuance upon the conversion of all outstanding shares of Preferred Stock, pursuant to the terms and conditions set forth in Section 5. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued, fully paid and non assessable. The Corporation will take all such action as may be required, if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Corporation's Certificate of Incorporation, as amended, in order to increase the number of authorized shares of Common Stock to a number sufficient to permit conversion of the Preferred Stock.

8(a).    Redemption.

The Corporation may redeem the Preferred Stock at any time, in whole or in part, prior to the submission of a Conversion Notice at one hundred and twenty percent (120%) of the Stated Value of the Preferred Stock plus all accrued and unpaid dividends. To redeem Preferred Stock, the Corporation shall deliver notice to the Holders, provided, however, that the Corporation may not redeem Preferred Stock after a Notice of Conversion has been delivered by the Holder.

8(b).    Mechanics and Effect of Redemption.

As promptly as practicable after receiving notice of the Corporation's election to redeem the Preferred Stock (but in no case later than three (3) business days thereafter), the Holder, at its expense, shall surrender the Preferred Stock to the Corporation, duly endorsed with medallion guarantees, at the principal offices of the Corporation. The Corporation shall make the redemption payment within five (5) business days after the Corporation delivers to the Holder notice of redemption (Redemption Payment Date). Dividends shall continue to accrue on the Preferred Stock until the Redemption Payment Date. If the Preferred Stock is to be redeemed in part, then upon surrender of the Preferred Stock, the Corporation shall deliver to the Holder a new certificate of Preferred Stock in the aggregate principal amount equal to the unredeemed portion thereof. If the Corporation falls to make payment, by cheque drawn on an United States commercial bank, in cash to the Holder, in full by the Redemption Payment Date, the Corporation shall forfeit its rights of redemption pursuant to
Section 8 in relation to the redemption made and all future redemptions.

9.       No Reissuance of Series A Convertible Preferred Stock

Shares of Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

10.      Closing of Books.

The Corporation will at no time close its transfer books against the transfer of any Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Preferred Stock in any manner which interferes with the timely conversion of such Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

11.      Definition of Common Stock.

As used in this Certificate of Designation, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, as constituted on the date of filing of these terms of the Preferred Stock, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall neither be limited to a fixed sum or percentage of par value in respect of the rights of the Holders thereof to participate in dividends nor entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the corporation; provided that the shares of Common Stock receivable upon conversion of shares of Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization, reclassification, or stock split of the outstanding shares thereof, the stock, securities or assets provided for hereof.

The said determination of the designation, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, relating to the Preferred Stock was duly made by the Board of Directors pursuant to the provisions of the Corporation's Certificate of Incorporation and in accordance with the provisions of the Delaware General Corporation Law.

12.      Delivery

Except as provided in Section 5(c), all notices and deliveries contemplated hereunder shall be by Federal Express or other overnight delivery service with delivery required by the morning of the next business day. Delivery shall be complete when the Stock Certificates are issued by the Corporation's stock transfer agent and delivered to Federal Express or other overnight delivery service.


IN WITNESS HEREOF, this Certificate of Designation has been signed by:

William C. Willis, Jr., President, on this 30th day of November, 1998.





------------------------------------------
William C. Willis, Jr., President
TOP SOURCE TECHNOLOGIES, INC.